Exhibit 99.1

CytoDyn Appoints Michael A. Klump to Board of Directors

VANCOUVER, Washington (August 13, 2018) – CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company developing a novel humanized CCR5 monoclonal antibody for multiple therapeutic indications in the treatment of HIV, cancer, and inflammatory conditions, announces that Michael A. Klump, President and Chief Executive Officer of Argonne Capital Group, has joined the CytoDyn Board of Directors. Mr. Klump is a significant investor in CytoDyn and brings extensive financing and mergers and acquisition expertise to the CytoDyn Board.

“We have made significant business advances in recent months with our expanded focus into cancer and immunological conditions, proposed acquisition of ProstaGene, and continued efforts toward the filing of our first Biologic License Application for PRO 140 as a combination treatment for HIV,” said Anthony D. Caracciolo, CytoDyn Chairman. “The appointment of Michael to our Board is aligned with this expanded focus that we announced in July of 2018. Michael brings extensive capital markets expertise to our Board, and I am pleased to welcome him as our newest director. We look forward to calling upon Michael’s experience in raising capital and evaluating transactions as CytoDyn seeks to realize the value of PRO 140 across a variety of therapeutic opportunities.”

“Having been invested in CytoDyn for over two years, I’ve seen first-hand the incredible promise PRO 140 offers to patients suffering from a variety of life-threatening diseases,” said Mr. Klump. “I’m excited to be joining the Board at this important moment when greater emphasis will be placed on the commercialization of PRO 140. I am hopeful that my experience guiding previous companies through capital raising and growth initiatives will be an asset as CytoDyn looks to maximize shareholder value over the coming years.”

Mr. Klump has nearly 30 years of financial experience and has been actively involved in formulating and executing strategic financial plans. He founded Argonne Capital Group, LLC (“Argonne”), a private investment firm, in 2003. Since inception, Argonne has invested over $750 million of equity in public and private companies spanning multiple industries. In all instances, Argonne looks for opportunities where the firm can leverage its management infrastructure and capabilities to help its portfolio companies with a variety of initiatives, including strategic planning, acquisitions and capital raising. Mr. Klump received a Bachelor of Arts from the University of Colorado in 1987.

About PRO 140

PRO 140 is a humanized IgG4 monoclonal antibody that blocks CCR5, a cellular receptor that plays multiple roles with implications in HIV infection, tumor metastasis, and immune signaling.

In the setting of HIV/AIDS, PRO 140 belongs to a new class of therapeutics called viral-entry inhibitors; it masks CCR5, thus protecting healthy T cells from viral infection by blocking the predominant HIV (R5) subtype from entering those cells. At the same time, PRO 140 does not appear to interfere with the normal function of CCR5 in mediating immune responses. PRO

140 has been the subject of seven clinical trials, each demonstrating efficacy by significantly reducing or controlling HIV viral load in human test subjects. PRO 140 has been designated a “fast track” product by the FDA. The PRO 140 antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements compared with daily drug therapies currently in use.

In the setting of cancer, research has shown that CCR5 plays a central role in tumor invasion and metastasis and that an increased CCR5 is an indicator of disease status in several cancers. Moreover, researchers have shown that drugs that block CCR5, including PRO 140, can block tumor metastases in laboratory and animal models of aggressive breast and prostate cancer. CytoDyn is conducting additional research with PRO 140 in the cancer setting and plans to initiate Phase 2 human clinical trials when appropriate.

The CCR5 receptor also plays a central role in modulating immune cell trafficking to sites of inflammation and it is crucial for the development of acute graft-versus-host disease (GvHD) and other inflammatory conditions. Clinical studies by others have shown that blocking CCR5 using a chemical inhibitor can reduce the clinical impact of acute GvHD without significantly affecting the engraftment of transplanted bone marrow stem cells. CytoDyn is currently conducting a Phase 2 clinical study with PRO 140 to further support the concept that the CCR5 receptor on engrafted cells is critical for the development of acute GvHD and that blocking this receptor from recognizing certain immune signaling molecules is a viable approach to mitigating acute GvHD. The FDA has granted orphan drug designation to PRO 140 for the prevention of graft-versus-host disease (GvHD).

About CytoDyn

CytoDyn is a biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of HIV infection. The Company has one of the leading monoclonal antibodies under development for HIV infection, PRO 140, which has completed Phase 2 clinical trials with demonstrated antiviral activity in humans and is currently in Phase 3 development. PRO 140 blocks the HIV co-receptor CCR5 on T cells, which prevents viral entry. Clinical trial results thus far indicate that PRO 140 does not negatively affect the normal immune functions that are mediated by CCR5. Results from seven Phase 1 and Phase 2 human clinical trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV. A recent Phase 2b clinical trial demonstrated that PRO 140 can prevent viral escape in patients during several months of interruption from conventional drug therapy. CytoDyn intends to continue to develop PRO 140 as a therapeutic anti-viral agent in persons infected with HIV and to pursue non-HIV, inflammatory indications where CCR5 and its ligand CCL5 may be involved. For more information on the Company, please visit http://www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding the proposed transaction with ProstaGene, the likelihood of closing the proposed transaction with ProstaGene, the Company’s clinical focus, and the Company’s current and proposed trials. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in or expressed by such statements. In evaluating all such statements, the Company urges investors to specifically consider the various risk factors identified in the Company’s Form 10-K for the fiscal year ended May 31, 2018 in the section titled “Risk Factors” in Part I, Item 1A, any of which could cause actual results to differ materially from those indicated by the Company’s forward-looking statements.

The Company’s forward-looking statements reflect its current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. Investors should not place undue reliance on the Company’s forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the sufficiency of the Company’s cash position and the Company’s ongoing ability to raise additional capital to fund its operations, (ii) the Company’s ability to complete its Phase 2b/3 pivotal combination therapy trial for PRO 140 (CD02) and to meet the FDA’s requirements with respect to safety and efficacy to support the filing of a Biologics License Application, (iii) the Company’s ability to meet its debt obligations, if any, (iv) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion, (v) the Company’s ability to achieve approval of a marketable product, (vi) design, implementation and conduct of clinical trials, (vii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results, (viii) the market for, and marketability of, any product that is approved, (ix) the existence or development of vaccines, drugs, or other treatments for infection with HIV that are viewed by medical professionals or patients as superior to the Company’s products, (x) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xi) general economic and business conditions, (xii) changes in foreign, political, and social conditions, and (xiii) various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by the Company’s forward-looking statements.

The Company intends that all forward-looking statements made in this press release will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, to the extent applicable. Except as required by law, the Company does not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this press release. Additionally, the Company does not undertake any responsibility to update investors upon the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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CONTACTS:

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

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Bioscribe, Inc.

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